UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K
                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                    Date of Report: May 29, 1997


                CORTLAND FIRST FINANCIAL CORPORATION
       (Exact name of Registrant as specified in its charter)

     New York                         0-15366            16-1276885
(State or other jurisdiction of   (Commission File   (IRS Employer I.D. #)
 incorporation or organization)      Number)

65 Main Street, Cortland, New York      13045
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number including area code: (607) 756-2831

          N/A
(Former name or former address,
if changed since last report.)

Item 5. Other Events

See the following press release, issued on May 30, 1997, regarding the Registrant's Offer to Repurchase up to 150,000 shares of its outstanding common stock. Details of the Offer to Repurchase are contained in the
Schedule 13E4 previously filed with the Securities and Exchange commission on May 28, 1997.


                                        PRESS RELEASE


FOR IMMEDIATE RELEASE

                CORTLAND FIRST FINANCIAL CORPORATION
                 ANNOUNCES OFFER TO REPURCHASE STOCK


Cortland, New York (May 30, 1997)

     CORTLAND FIRST FINANCIAL CORPORATION announced it is offering to purchase up to 150,000 shares of its outstanding common stock from stockholders who may desire to sell at a price between $21.00 and $24.00 per share in cash. This repurchase of common stock is being made by a direct Offer which was mailed to stockholders on May 29, 1997. The Offer to Repurchase shares is being conducted through a procedure commonly referred to as a "Dutch Auction." In this procedure, stockholders tendering their shares will select the price within the specified price range at which they are willing to sell all or a portion of their shares. At the conclusion of the Offer period, which will expire July 2, 1997, the Company will purchase only those shares tendered at or below the purchase price which permits the Company to purchase up to the 150,000 shares it desires. Because the Company is making this offer directly to the stockholders, there will not be any brokerage commissions, fees, or other charges assessed to stockholders selling shares.

     Mr. David R. Alvord, President and CEO of the Company, stated,"The Board believes that this repurchase program will accommodate stockholders who may wish to redirect some of their investment or have immediate needs for cash." "Given the success of First
National Bank of Cortland, we are pleased to provide this opportunity for stockholders who may want to liquidate some or all of their holdings."

     Mr. Alvord also stated, "Given the Bank's strong capital position, the Board of Directors determined that the offer to repurchase directly to stockholders would provide a fair and easy means for stockholders who may desire to sell some or all of their stock." Mr. Alvord stated that, "the repurchase program will not affect our strategic plan to continue to grow as a strong, independent community bank."

     Cortland First Financial Corporation mailed the Offer to Purchase and related materials to registered stockholders on May 29, 1997. Any stockholders having questions, or stockholders whose shares are held by brokerage firms, should contact the Company or their brokerage firm for further information. Mr. Alvord stated that stockholders whose shares are held in nominee name by brokerage firms or trust companies must act promptly in order to insure that their shares will be repurchased by the July 2 deadline.

     Cortland First Financial Corporation is the holding company for First National Bank of Cortland. First National Bank of Cortland has its main office at 65 Main Street, Cortland, New York and has 7 branches located conveniently throughout Cortland County and surrounding areas.

     For further information, please contact:

                    David R. Alvord
                    President & CEO
                    Cortland First Financial Corporation
                    (607) 758-1201



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CORTLAND FIRST FINANCIAL COPORATION


                 May 30, 1997  By:       /s/ David R. Alvord
                                             David R. Alvord,
                                             President & CEO